Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 6 TO CREDIT AND SECURITY AGREEMENT, dated as of July 19, 2024 (this “Amendment”), among Cardinal Funding LLC, as borrower (the “Borrower”), Apollo Debt Solutions BDC, in its capacity as collateral manager (the “Collateral Manager”) and in its capacity as equityholder (the “Equityholder”), the Lenders from time to time party thereto, Citibank, N.A., as administrative agent (the “Administrative Agent”), The Bank of New York Mellon Trust Company, National Association, as collateral agent (the “Collateral Agent”), custodian (the “Custodian”) and collateral administrator (the “Collateral Administrator”).

WHEREAS, the Borrower, the Collateral Manager, the lenders from time to time parties thereto (the “Lenders”), the Equityholder, the Administrative Agent, the Custodian, the Collateral Agent and the Collateral Administrator are party to the Credit and Security Agreement, dated as of January 7, 2022 (as amended or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the parties hereto desire to amend the Credit Agreement in accordance with Section 12.01 of the Credit Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

ARTICLE II

SECTION 2.1. Amendment to the Credit Agreement.

As of the date of this Amendment, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Credit Agreement attached as Appendix A hereto.

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ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to each other party hereto that, as of the date first written above, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Credit Agreement and the other Facility Documents are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date), except for any such representations and warranties that are qualified by materiality which shall be true and correct in all respects.

ARTICLE IV

Conditions Precedent

SECTION 4.1. This amendment shall become effective upon satisfaction of each of the following conditions:

(a) the execution and delivery of this Amendment by the parties hereto;

(b) the Administrative Agent’s receipt of a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;

(c) the Administrative Agent’s receipt of the executed legal opinion of Dechert LLP counsel to the Borrower, in form and substance acceptable to the Administrative Agent in its reasonable discretion; and

(d) the payment by the Borrower in immediately available funds of all fees required to be paid on the date hereof, and the reasonable and documented fees, disbursements and other charges of outside counsel to be received on the date hereof in accordance with Section 12.04 of the Credit Agreement.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Credit Agreement for all purposes.

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SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, Adobe Fill & Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to The Bank of New York Mellon Trust Company, National Association) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Collateral Agent, Custodian and Collateral Administrator Direction. By its execution hereof (i) the Administrative Agent hereby authorizes and directs the Collateral Agent and the Custodian to execute and deliver this Amendment on the date hereof and (ii) the Collateral Manager hereby authorizes and directs the Collateral Administrator to execute and deliver this Amendment on the date hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

CARDINAL FUNDING LLC, as Borrower

By: Apollo Debt Solutions BDC, its sole member

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

[Signature Page to Amendment No. 6 to Credit Agreement]

APOLLO DEBT SOLUTIONS BDC, as Collateral Manager and Equityholder

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

[Signature Page to Amendment No. 6 to Credit Agreement]

CITIBANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Vincent Nocerino
Name: Vincent Nocerino
Title: Vice President

[Signature Page to Amendment No. 6 to Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Richard Tantone
Name: Richard Tantone
Title: Authorized Signatory

By:	/s/ Lorna P. Mendelson
Name: Lorna P. Mendelson
Title: Authorized Signatory

[Signature Page to Amendment No. 6 to Credit Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent and Collateral Administrator

By:	/s/ Agnes Leung
Name: Agnes Leung
Title: Vice President

[Signature Page to Amendment No. 6 to Credit Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Custodian

By:	/s/ Agnes Leung
Name: Agnes Leung
Title: Vice President

[Signature Page to Amendment No. 6 to Credit Agreement]

APPENDIX A

EXECUTION VERSION

CONFORMED THROUGH AMENDMENT NO. ~~5~~6 DATED ~~FEBRUARY 29~~JULY 19,

2024

CREDIT AND SECURITY AGREEMENT

Dated as of January 7, 2022

among

CARDINAL FUNDING LLC,

as Borrower,

APOLLO DEBT SOLUTIONS BDC,

as Collateral Manager and Equityholder

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

CITIBANK, N.A.,

as Administrative Agent,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,

as Custodian, Collateral Agent, and Collateral Administrator

any, of the specified “floor” rate relating to such Collateral Asset over the Applicable Reference Rate as in effect.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Assets, the sum of the Principal Balances of all or of such portion of such Collateral Assets (other than Ineligible Collateral Assets).

“Aggregate Unfunded Spread” means, as of any date, the sum of the products obtained by multiplying (a) for each Delayed Drawdown Collateral Asset and Revolving Collateral Asset, the related commitment fee or other analogous fees (expressed at a per annum rate) then in effect for such Delayed Drawdown Collateral Asset or Revolving Collateral Asset as of such date and (b) the unfunded commitments of each such Delayed Drawdown Collateral Asset and Revolving Collateral Asset as of such date.

“Agreement” means this Credit and Security Agreement.

“Amortization Period” means the period beginning on the Commitment Termination Date and ending on the date on which all Obligations are Paid in Full.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower or any of its Subsidiaries is located or doing business.

“Anti-Money Laundering Laws” means Applicable Law in any jurisdiction in which the Borrower or any of its Subsidiaries are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Conversion Rate” means, with respect to any Collateral Asset denominated and payable in an Eligible Currency (other than Dollars) on any date of determination (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Collateral Manager through customary banking channels or (y) for all other purposes, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day if such day is a Business Day or if such date is not a Business Day, the end of the immediately preceding Business Day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Law” means any Law of any Governmental Authority, including all federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.

“Applicable Margin” means, on any day with respect to any Advance in respect of (a) a Broadly Syndicated Loan ~~(x) prior to the Commitment Termination Date~~or a Bond, ~~1.70~~1.60% per annum ~~or (y)  on~~; and ~~after the Commitment Termination Date, 2.20% per annum, (b) a Bond (x) prior to the Commitment Termination Date, 2.00% per annum or (y) on and after the Commitment Termination Date, 2.50% per annum, (c) a Private Credit Loan (x) prior to the Commitment Termination Date, 2.75% per annum or (y) on and after the Commitment~~

~~Termination Date, 3.25% per annum and (d) with respect to any Advance in respect of~~(b) any other Eligible Collateral Asset ~~(x) prior to the Commitment Termination Date, 3.25% per annum or (y) on~~that is not a Broadly Syndicated Loan or a Bond, the rate equal to (i)   the sum of the product of (x) the Applicable Margin Rate for each Eligible Collateral Asset, as determ ined on the date of acquisition thereof, multiplied by (y) the Original Asset Value of such Eligible Collateral Asset divided by (ii ) the sum of the Original Asset Value of all such Eligible Collateral Assets on such date; provided that, in each case, for any day including and after the Commitment Termination Date, ~~3.75~~the Applicable Margin in effect at such tim e shall be increased by an additional 0.50% per annum.

“ Applicable Margin Rate” means the applicable rate corresponding to such Eligible Collateral Asset and the Discount Margin thereof as set forth below:

Asset Type	Discount Margin	Applicable Margin Rate

Private Credit Loans	Less than 450	1.60% per annum
	Greater than or equal to 450 but less than 630	1.90% per annum
	Greater than or equal to 630 but less than or equal to 700	2.25% per annum
	Greater than 700	2.75% per annum

All other Eligible Collateral Assets that are not Broadly Syndicated Loans, Bonds or Private Credit Loans	Less than 450	1.60% per annum
	Greater than or equal to 450 but less than 630	1.90% per annum
	Greater than or equal to 630 but less than or equal to 700	2.25% per annum
	Greater than 700	2.75% per annum

provided that, the Discount Margin levels and Applicable Margin Rate percentages set fort h above with respect to Private Credit Loans shall be reset by the Adm inistrative Agent in its sole discretion (based on the inf orm ation provided in the m ost-recent Monthly Report), on a quarterly-basis as of (x) the fi rst Determ ination Date occurring after the Sixth Am endm ent Closing Date and (y) every third Determ ination Date thereafter, which reset levels and percentages may be set fort h via em ail or via a supplem ent to this Agreem ent and shall be effective as of the applicable Determ ination Date (it being understood that each such quarterly reset shall only apply to Eligible Collateral Assets acquired on and after the date of such quarterly reset and prior to the date of the next succeeding quarterly reset). If the Borrower (or the Collateral Manager on behalf of the Borrower) disputes the Discount Margin determ ination of any Collateral Asset determ ined by the Adm inistrative Agent pursuant to the preceding sentence, the Collateral Manager shall notif y the Adm inistrative Agent of such dispute at or before 2:00 p.m . on the second (2nd) Business Day to occur after the day on which the Collateral Manager receives a notice of the Adm inistrative Agent’s determ ination of the Discount Margin with respect to such Collateral Asset. Upon receipt of such notification, the Administrative Agent and the Collateral Manager shall consult with each other in an attem pt to resolve such dispute in a timely and reasonable manner.

“Applicable Reference Rate” means, collectively or individually, Term SOFR, Daily Compounded CORRA plus the CORRA Adjustment, SONIA or the EURIBOR Rate.

“Approval Request” has the meaning assigned to such term in Section 2.01(a).

“Approved Broker Dealer” means each qualified broker-dealer listed on Schedule 5 or approved by the Administrative Agent in its reasonable discretion.

“Approved Valuation Firm” means each of Duff & Phelps Corp., FTI Consulting, Inc., Houlihan Lokey, Lincoln International LLC, Murray Devine, Valuation Research Corp., and any other nationally recognized accounting firm or valuation firm approved by the Administrative Agent and the Borrower, each in its reasonable discretion.

“Asset Advance Rate” means, as of any date of determination with respect to each Eligible Collateral Asset, the Asset Advance Rate set forth on the related Approval Request by the Administrative Agent, which shall be based on the lowest applicable indicative levels for the type of such Eligible Collateral Asset set forth below:

Type of Eligible Collateral Asset	Asset Advance Rate
Broadly Syndicated Loans with a Moody’s Rating of “B3” or higher and an S&P Rating of “B-” or higher	75.0%
Private Credit Loans	72.5%
Senior Secured Bonds	70.0%
Middle Market Loans (that are not Private Credit Loans)	70.0%
Broadly Syndicated Loans with a Moody’s Rating of less than “B3” or an S&P Rating of less than “B-” after the related Acquisition Date	40.0%
Second Lien Loans	40.0%.
Senior Unsecured Bonds	35.0%

“Asset Value” means, with respect to any Collateral Asset on the relevant date of determination,

(a) prior to the occurrence of an Asset Value Adjustment Event its Original Asset Value; and

(b)  (i) after the occurrence of an Asset Value Adjustment Event set forth in clause (a), (c) or (d) of the definition thereof below, zero (unless otherwise expressly determined by the Administrative Agent in its sole discretion); and

(g)  in the case of each of clauses (a) through (f) above, such additional or alternative procedures as may hereafter become necessary or desirable to perfect the security interest granted to the Collateral Agent hereunder in such items of the Collateral, consistent with Applicable Law.

The Collateral Manager on behalf of the Borrower shall obtain any and all consents required by the Related Documents to permit any Collateral Asset to be pledged in favor of the Collateral Agent hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 or 9-408 of the UCC).

“Determination Date” means, with respect to any Payment Date, the date that is the last Business Day of the month prior to such Payment Date.

“DIP Loan” means a Collateral Asset made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens on which the related Obligor is required to pay interest and/or principal on a current basis.

“Discount Margin” means the discount margin determined by the Administrative Agent as of the date on which the applicable Eligible Collateral Asset is acquired by the Borrower, in reference to the rate on the Bloomberg Yield and Spread Analysis Page and based on a maturity equal to three years.

“Disputed Collateral Asset” has the meaning assigned to such term in the definition of “Asset Value.”

“Disruption Event” means the occurrence of any of the following with respect to any Eligible Currency: (a) any Lender shall have notified the Administrative Agent of the commercially reasonable determination by such Lender that it would be contrary to Law or to the directive of any Governmental Authority (whether or not having the force of law) to obtain such Eligible Currency to fund any Advance, (b) the Administrative Agent shall have notified the Borrower and each Lender of the inability, acting in a commercially reasonable manner, to determine the applicable Benchmark for Advances in such Eligible Currency, (c) the Required Lenders shall have notified the Administrative Agent of the commercially reasonable determination by such Lenders that the rate at which deposits of such Eligible Currency are being offered to such Lenders does not accurately reflect the cost to such Lenders of making, funding or maintaining any Advance in such Eligible Currency or (d) any Lender shall have notified the Administrative Agent of the inability of such Lender, acting in a commercially reasonable manner, to obtain such Eligible Currency to make, fund or maintain any Advance in such Eligible Currency.

“Diversity Score” means, as of any day, a single number that indicates Collateral Asset concentration in terms of both Obligor and industry concentration, calculated as set forth in Schedule 8, as such diversity scores shall be updated at the mutual agreement of the Administrative Agent and the Borrower if Moody’s publishes revised criteria.

effected between electro mechanical or electronic devices; or (e) such other means as may be agreed upon from time to time by the Custodian, the Collateral Administrator, the Administrative Agent or the Collateral Agent, as applicable, and the party giving such instructions.

“Purchase Price” means, with respect to any Collateral Asset, the purchase price paid (expressed as a percentage of par) by the Borrower to purchase such Collateral Asset.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 12.19.

“Qualified Institution” means a depository institution or trust company organized under the Laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) that has either (A) a long-term unsecured debt rating of “BBB” or better by S&P and “A3” or better by Moody’s or (B) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (ii) the parent corporation of which has either (A) a long-term unsecured debt rating of “BBB” or better by S&P and “A3” or better by Moody’s or (B) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-I” or better by Moody’s or (iii) is otherwise acceptable to the Administrative Agent.

“Qualified Jurisdiction” means (i) Canada (ii) the United Kingdom, (iii) the European Union or any member state thereof, (iv) Australia, (v) New Zealand and (vi) Bermuda, the Cayman Islands, the Bahamas, Guernsey, Jersey, the Isle of Man, Luxembourg and the British Virgin Islands (or, in each case, any state, province or territory thereof).

“Qualified Purchaser” has the meaning assigned to such term in Section 12.06(e).

“Ramp-Up Period” means the period from and including the Closing Date through the earlier to occur of (a) the first date on which the Aggregate Principal Balance of the Collateral Assets equals or exceeds $500,000,000 and (b) the six-month anniversary of the Closing Date.

“Register” has the meaning assigned to such term in Section 12.06(d).

“Regulation T”, “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reinvestment Period” means, subject to the Lender Fee Letter, the period from and including the Closing Date to and including the earliest of (a) the date that is three (3) years after the Sixth Am endm ent Closing Date (unless extended with the consent of the Administrative Agent and each Lender); and (b) the Final Maturity Date (other than clause (ii) of the definition of Final Maturity Date).

“Senior Secured Bond” means a debt obligation for the payment or repayment of borrowed money that is in the form of, or represented by, a bond, note (other than notes delivered pursuant to a term loan agreement, revolving loan agreement or other similar credit agreement), certificated debt security or other debt security that also (a) does not constitute, and is not secured by, Margin Stock, (b) is not subordinated in right of payment by its terms to any unsecured indebtedness for borrowed money of the issuer thereof (subject to customary exceptions for permitted Liens including any such Lien securing a Permitted Working Capital Facility) and (c) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the related Obligor’s obligations under such Collateral Asset.

“Senior Unsecured Bond” means any unsecured obligation that: (a) constitutes borrowed money, (b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Collateral Asset other than an Senior Unsecured Bond) and (c) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade, claims, capitalized leases or other similar obligations.

“Sixth Amendment Closing Date” means July 19, 2024.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” as to any Person means that such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the New York Debtor and Creditor Law.

“SONIA” means, for any day during the Interest Accrual Period with respect to Advances denominated in GBP, the rate per annum equal to the SONIA (GBP overnight index average) reference rate displayed on the relevant screen of any authorized distributor of that reference rate.

“Standby Directed Investment” has the meaning assigned to such term in Section 8.08(a).

“Structured Finance Obligation” means any debt obligation owing by a special purpose finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, “future flow” receivable transactions and other similar obligations.

“Subsidiary” means any Person with respect to which the Borrower or the Equityholder, as the case may be, owns, directly or indirectly, more than 50% of the Equity Securities of such Person; provided that a Person whose Equity Securities were acquired by the